EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 45 to File No. 033-41034; Amendment No. 45 to File No. 811-06324) of Delaware Group Global & International Funds, and the caption “Other Information” in the November 30, 2010 Annual Reports of Delaware Emerging Markets Fund, Delaware Focus Global Growth Fund, Delaware Global Value Fund and Delaware International Value Equity Fund incorporated by reference in this Registration Statement.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 28, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 19, 2011, relating to the financial statements and financial highlights which appear in the November 30, 2010 Annual Report to Shareholders of Delaware Emerging Markets Fund, Delaware Global Value Fund, Delaware International Value Equity Fund, Delaware Focus Global Growth Fund and Delaware Macquarie Global Infrastructure Fund (constituting Delaware Group Global & International Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 28, 2011